Exhibit 10.2

11111 Katy Freeway, Suite 910
Houston, TX 77079
(713) 973-5720 tel
(713 973-5777 fax

November 13, 2007

Mr. David Ames
President and Chief Executive Officer
Xethanol Corporation
Avenue of the Americas
New York, NY

Re:
Amendment No. 1 (“Amendment No. 1) to the Stock Purchase and Termination Agreement, dated October 5, 2007, by and between Xethanol Corporation, H2Diesel Holdings, Inc. (“Holdings”) and H2Diesel, Inc. (“H2Diesel”), a wholly owned subsidiary of Holdings, (as amended, the “Termination Agreement”)

Dear Mr. Ames:

Please acknowledge your agreement that the Termination Agreement is amended as follows, by executing this Amendment No. 1 to the Termination Agreement in the space provided below:

Section 2.3 of the Agreement is hereby modified to change “November 9, 2007” to “November 23, 2007.”

Very truly yours,

H2Diesel, Inc.

By:	/s/ David A. Gillespie
David A. Gillespie President

Acknowledged and Agreed as of the date above first written:

/s/ David Ames
David Ames